UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2005
MARINEMAX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14173	59-3496957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida 33764

(Address of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (727) 531-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MARINEMAX, INC.
FORM 8-K
CURRENT REPORT
Item 1.01. Entry into a Material Definitive Agreement.
     On December 29 2005, we entered into an asset purchase agreement with Port Arrowhead Marina, Inc.; Lake Port Marina, Inc.; Port Arrowhead, Inc.; Lakewood Resort Corporation; Van Enterprises, Inc.; and MarineMax of Missouri, Inc., one of our subsidiaries, pursuant to which our subsidiary agreed to acquire substantially all of the operating assets, properties, rights, and goodwill of each seller identified in the agreement relating to each seller’s watercraft business and to assume certain liabilities of the sellers.
     The base purchase price for the assets to be acquired pursuant to the agreement is $25.0 million, subject to adjustment, due in full in cash on the closing date of the transaction set forth in the agreement. The base purchase price is subject to increase by (1) certain factors including a working capital adjustment, which is the value of certain assets less certain liabilities set forth in the agreement, and (2) an amount equal to the actual costs paid by any seller prior to the closing date of the acquisition related to construction costs, estimated at $2.5 million, associated with expansion of the Port Arrowhead Marina property.
     The agreement also contains other provisions, covenants, representations, and warranties made by the sellers and by us that are typical in transactions of this size, type, and complexity. In addition, the closing of the transaction, which is scheduled for the first calendar quarter of 2006, is subject to the fulfillment of customary closing conditions.
     On December 30, 2005, we issued a press release announcing our entry into the asset purchase agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release from MarineMax, Inc. dated December 30, 2005, titled “MarineMax Announces Plan For Midwest Expansion - Enters into Agreement to Acquire One of the Nation’s Largest Independent Dealerships”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005	MARINEMAX, INC.
	By:	/s/ Michael H. McLamb
Michael H. McLamb
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release from MarineMax, Inc. dated December 30, 2005, titled “MarineMax Announces Plan For Midwest Expansion - Enters into Agreement to Acquire One of the Nation’s Largest Independent Dealerships”

5